SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14 (a) of the
                 Securities Exchange Act of 1934
                       (Amendment No.    )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

   [  ] Confidential, for Use of the Commission Only (as

   permitted by Rule 14a-6

   (e) (2)

   [X] Definitive Proxy Statement

   [  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to 240.14a- 1 1 (c) or 240.14a-

                               12

                First Community Bancshares, Inc..

        (Name of Registrant as Specified In Its Charter)

                              N.A.
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.

      [  ] Fee computed on table below per Exchange Act Rules l4a-
      6(l)(4) and 0-ll.

      1) Title of each class of securities to which transaction applies:



      2) Aggregate number of securities to which transaction applies:



      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- I I (Set forth the amount on which the filing fee is
      calculated and state how it was determined:

                              First
                            Community
                        Bancshares, Inc.

                        1001 Mercer Street
                   Princeton, West Virginia  24740

                         Notice Of 1998
                 Annual Meeting of Stockholders


To the Stockholders of First Community Bancshares, Inc.:

 The ANNUAL MEETING of Stockholders of First Community
Bancshares, Inc. will be
 held at Princeton Elks Lodge, Old Bluefield-Princeton Road,
Princeton, West
 Virginia, at 3:00 p.m., local time on April 14, 1998, for the purpose of considering and voting upon the following items as more fully discussed herein.

  1. Election of four directors to serve as members of the Board of Directors,
  Class of 2001.
  2.   Ratification  of  the  selection  of  Deloitte  &  Touche,
     Pittsburgh,
  Pennsylvania,  as  independent auditors  for  the  year  ending
     December 31, 1998.
  3. Transacting such other business as may properly come before the meeting, or any adjournment thereof.

 Only stockholders of record at the close of business on March
17, 1998 are
 entitled to notice of and to vote at such meeting or at any adjournment thereof.

 To ensure your shares are represented at the Annual Meeting, please complete, sign and return the enclosed proxy as promptly as possible whether or not you plan to attend the meeting. An addressed return envelope is enclosed for your convenience.  YOU MAY REVOKE YOUR PROXY AT ANY TIME
PRIOR TO
 THE TIME IT IS VOTED.




               By Order of the Board of Directors


                    John M. Mendez, Secretary

                         PROXY STATEMENT

                 Annual meeting of Stockholders
              To Be Held on Tuesday, April 14, 1998

 The Board of Directors of First Community Bancshares, Inc., (The "Corporation") solicits the enclosed proxy for use at the Annual
Meeting of
 Stockholders of First Community Bancshares, Inc., which will be held on
 Tuesday, April 14,1998, at 3:00 p.m., (local time) at Princeton
Elks Lodge,
 Old Bluefield-Princeton Road, Princeton, West Virginia, and at any adjournment thereof.
 The expenses of solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the
 Corporation. In addition to the mailing of the proxy material, solicitation may be made in person or by telephone or telegraph by officers, directors or regular employees of the Corporation.
 This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Corporation on or about March
18, 1998.

Voting
 Shares of Common Stock (par value $1 per share) represented by proxies in the accompanying form which are properly executed and returned to the
 Corporation will be voted at the Annual Meeting in accordance with the stockholder's instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted
FOR the
 election of the nominees as described herein under "Election of Directors" and
 FOR ratification of the selection of Deloitte & Touche as independent public accountants for the year ended December 31, 1998. Any stockholder has the power to revoke his proxy at any time before it is voted.
 The Board of Directors has fixed March 17, 1998 as the record date for stockholders entitled to notice of and to vote at the Annual
Meeting.  Shares
 of Common Stock outstanding on the record date are entitled to be voted at the Annual Meeting, and the holders of record will have one vote for each share so held in the matters to be voted upon by the stockholders. There are no cumulative voting rights.
 Directors are elected by a plurality of votes present in person or by proxy and entitled to vote, assuming a quorum is present. All other matters coming before the meeting will be determined by majority vote of those present in person or by proxy and entitled to vote. Abstentions and broker non-votes thus have no direct effect on the election of directors but have the effect of negative votes on other matters to be considered.
 As of the close of business on March 17, 1998, the outstanding shares of the
 Corporation consisted of 5,650,205 shares of Common Stock.

                      Election of Directors

  The Corporation's Board of Directors is comprised of twelve directors, including ten non-employee directors, divided into three classes with staggered terms. All directors are elected for three-year terms.
The nominees for the Board of Directors, to serve until the annual meeting of stockholders in 2001, are set forth below. All nominees are currently serving on the Corporation's Board of Directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present
Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. All nominees named herein have consented to be named and to serve as directors if elected.

                      Principal Occupation and           Director of  Class
                      Employment Last Five Years,        Corporation  Of
Name   Age            Principal Directorships              Since Director

Allen T Hamner        56   Professor of Chemistry, West    1993  2001
                      Virginia Wesleyan College; Director
                      First Community Bank, Inc. & First
                      Community Bank of Mercer County
                      Inc.
B. W Harvey           66   President, Highlands Real Estate 1989 2001
                           Management, Inc.; Director, First Community
                           Bank, Inc. & First Community Bank
                           of Mercer County, Inc.

John M. Mendez        43   Vice President & Chief Financial Officer   1994
2001
                           of the Corporation; Vice-President -
                           Finance & Chief Administrative Officer
                           & Director, First Community Bank, Inc.
                           & First Community Bank of Mercer County,
                           Inc.; Director & Secretary, First Community
                           Bank of Southwest Virginia, Inc.; Director &
                         Assistant Corporate Secretary, Blue Ridge Bank

Harold Wood    79   Owner and Operator, Wood's General Store;    1989 2001
                  Director, First Community Bank, Inc. &
                First Community Bank of Mercer County, Inc.


Continuing Directors
 The following persons will continue to serve as members of the Board of Directors until the Annual Meeting of Stockholders in the year of the expiration of their designated term. The name, age, principal occupation
and
 certain biographical information for each continuing director is presented below:

                       Principal Occupation and           Director of
Class
                       Employment Last Five Years,-       Corporation Of
Name    Age             Pnncipal Directorships              Since
Director

Sam Clark               66   Agent, State Farm Insurance;   1993 1999
                        Director, First Community Bank,
                        Inc. & First Community Bank of
                        Mercer County, Inc.

James L. Harrison, Sr.  50   President & Chief Executive    1989 2000
                        Officer of the Corporation;
                        President & Director of First Community
                        Bank, Inc., First Community Bank of
                        Mercer County, Inc. & First Community
                        Bank of Southwest Virginia, Inc.; Executive
                        Vice President & Director, Blue Ridge Bank.

I. Norris Kantor        68   Partner, Katz, Kantor & Perkins,    1989 2000
                        Attorneys-at-Law; Director,
                        First Community Bank, Inc. &
                        First Community Bank of Mercer
                        County, Inc.

A. A. Modena            69   Past Executive Vice President and   1989 2000
                        Secretary of the Corporation
                        (Retired October 1, 1994); Director,
                        First Community Bank, Inc. &
                        First Community Bank of Mercer
                        County, Inc.

Robert E. Perkinson, Jr. 49   Vice President - Operations, MAPCO 1994 1999
               Coal, Inc.; Permac, Inc.; Race Fork
               Coal Company; South Atlantic
               Coal, Inc.; Director, Virginia Coal
               Association; Director, First Community
               Bank, Inc. & First Community Bank
               of Mercer County, Inc.

William P. Stafford 64   President, Princeton Machinery     1989 1999
                      Service, Inc.; Chairman of the
                    Board of the Corporation; Director,
                    First Community Bank, Inc. & First
                    Community Bank of Mercer County, Inc.


Continuing Directors
William P. Stafford, II34 Attorney, Brewster, Morhous & Cameron; 1994 2000
                          Director, First Community Bank, Inc. &
                          First Community Bank of Mercer County, Inc.

W W Tinder, Jr.       72  Chairman & Chief Executive Officer,    1989 1999
                          Tinder Enterprises, Inc.; President,
                          Tinco Leasing Corporation (Real Estate
                          Holdings); Director, First Community Bank,
                          Inc. & First Community Bank of
                          Mercer County, Inc.

Compensation of Directors
 During 1997, non-employee members of the Board of Directors received a director's fee of $500 per month. Directors of the Corporation may also be
 reimbursed for travel or other expenses incurred in attendance at Board or committee meetings. Directors who are employees of the Corporation receive
 no additional compensation for service on the Board or its committees.

Meeting Attendance
 The Board of Directors held I 1 meetings during 1997. All directors and those nominees who are currently directors attended at least 75% of all meetings of the Board and any committee of which they were a member.

Board Committees
 The Board of Directors of the Corporation has an Audit Committee consisting of Messrs. Wood, Chairman; Stafford; and Tinder, all non-employee members of the Board. The Audit Committee of the Board of Directors, which held four
 meetings during 1997, reviews and acts on reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of the Corporation, the nature of service performed for the Corporation by and the
 fees to be paid to the independent auditors, the performance of the Corporation's independent and internal auditors and the accounting practices
 of the Corporation. The Audit Committee also recommends to the full Board of
 Directors the auditors to be appointed by the Board (subject to stockholder ratification).  The Board does not maintain Nominating or Compensation
 Committees.

Transactions With Directors and Officers
 Some of the directors and officers of the Corporation and members of their immediate families are at present, as in the past, customers of the Corporation's subsidiary banks, and have had and expect to have transactions
 with the banks. In addition, some of the directors and officers of the Corporation are, as in the past, also officers of or partners in entities which are customers of the banks and which have had and expect to have transactions with the banks. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable
 transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Principal Stockholders
        The following sets forth information with respect to those persons, who to the knowledge of management, beneficially owned more than 5% of the Corporation's outstanding stock as of March 17, 1998. All shares are subject
        to the named entity's sole voting and investment power.

Title of  Name and Address                        Shares Beneficially
Percent
Class     of Beneficial Owner                         Owned      of Class

        Common The H. P. and Anne S. Hunnicutt Foundation   (1) 646,400
        11.44%
       (1)  William P. Stafford is deemed a beneficial owner of the same shares by
       virtue of his position as President of the Foundation.

       Ownership of Common Stock by Directors and Executive Officers
The following table sets forth the beneficial ownership of the Common Stock of the Corporation as of March 17, 1998, by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group including each executive officer named in this Proxy Statement.

                                    Percent of Class
Name of Group          Number of sharesBeneficially Owned

Robert L. Buzzo           4,792                    *
Sam Clark                 31,645                   *
Allen I Hamner            2,078                    *
James L. Harrison, Sr.    38,024                   *
B. W Harvey               5,720                    *
I. Norris Kantor          12,613                   *
John M. Mendez            12,598                   *
A. A- Modena              21,332                   *
Robert E. Perkinson, Jr. (1)                  11,351   *
William P. Stafford (2)   114,016              2.02%
William P. Stafford, 11   78,137               1.38%
W W Tinder, Jr.           40,201                   *
Harold Wood               13,550                   *
All Directors and Executive Officers
as a group (Fhirteen Persons)                386,057   6.83%

        (1)  Mr. Perkinson serves as Co-trustee of the Trust Under
       Agreement for
        Robert E. Perkinson, Sr., and by virtue of voting power is deemed to share beneficial ownership of an additional 139,040 shares or 2.46% of the
        Corporation's outstanding stock held by the Trust.

        (2)  Mr. Stafford serves as President of The H. P. and Anne S.
       Hunnicutt
        Foundation, and by virtue of voting power is deemed beneficial owner of an additional 646,000 shares or 11.44% of the Corporation's outstanding stock held by the Foundation.

        *Less than one percent.

Report on Executive Compensation

 Executive Compensation Policy
 Executive officers of the Corporation are not compensated by the
Corporation,
 but rather, by a wholly-owned subsidiary bank. Accordingly, compensation of the executive officers who qualify for disclosure is determined by the subsidiary bank's Executive Committee (executive management in the case of Mr. Mendez and Mr. Buzzo), consisting of Bank Directors Bailey, Harvey, Perkinson, William P. Stafford, and Tinder. Although a member of the Executive Committee, Mr. Harrison does not participate in any Committee discussions related to his employment provisions or compensation.
Executive
 compensation (including compensation of the Chief Executive Officer), as determined by the Executive Committee ("Committee"), is not tied directly to
 Company performance through specific criteria. The compensation policy of the Committee is to provide competitive levels of compensation with appropriate recognition of responsibility of the respective officers. Management compensation is intended to be set at levels that the Committee believes to be consistent with other companies in the banking industry of similar size, operations, and performance.
                           Dr.  James P Bailey              Robert E
                           Perkinson, Jr.
                           B W Harvey                      William P
                           Stafford
                                                 W W Tinder, Jr

Executive Compensation for the Years Ended December 31, 1997, 1996 and 1995
 The following summary compensation table sets forth the information concerning compensation for services in all capacities awarded to, earned by or paid to the Corporation's President and Chief Executive Officer and to other executive officers of the Corporation whose salary and bonus exceeded $ 100,000 during the years ended December 31, 1997, 1996 and 1995.

                         Summary Compensation Table
                       Capacities in Which                  OtherAnnual
Name of Individual        Served       Year Salary     Bonus Compensation
(2)

James L. Harrison, Sr.President, Chief Executive1997   $193,687  -
$56,274
                    Officer & Director of the 1996     193,821   -
43,235
                    Corporation; President &  1995     192,834   -
60,805
                    Director of First Community
                    Bank of Mercer County, Inc., First
                    Community Bank, Inc.
                    & First Community Bank of
                    Southwest Virginia, Inc.; Executive
                    Vice President & Director,
                    Blue Ridge Bank.

John M. Mendez      Vice President & Chief1997$ 144,60822,910$ 6,153
                    Financial Officer of the  1996 135,307 14,295
10,413
                    Corporation; Vice President-1995123,44122,457
11,870
                    Finance, Chief Administrative
                    Officer & Director of First
                              Community Bank, Inc.; and First Community
                          Bank
                              of Mercer County, Inc.; Director &
                              Secretary, First Community Bank
                              of Southwest Virginia, Inc.; Assistant
                          Corporate Secretary & Director, Blue Ridge Bank


Robert L. Buzzo         Vice President of the1997$ 80,402$26,396 $ 13,943
                       Corporation; Chief  1996  76,881  7,668   11,267
                       Executive Officer of1995  77,977  2,550   6,927
                       First Community Bank
                        - Bluefield; Director of
                        First Community Bank, Inc.
                        & First Community Bank
                        of Mercer County, Inc.

(1)  No long-term compensation is paid to the named executive officers.

(2) Other Annual Compensation includes non-qualified deferred compensation arrangements, deferred bonuses and non-cash fringe benefits.

Comparative Performance of the Company
 The following chart compares cumulative total shareholder return on the Corporation's common stock for the five-year period ended December 31,
1997
 with cumulative total shareholder return of 1) The Standard & Poor's 500 market index ("S & P 500"); and 2) a group of four Peer Bank Holding
Companies
 ("Peer"), selected by management of the Corporation based upon relative asset size and geo-

                    First Community
                    Bancshares, Inc.    S& P 500       PEER
12/31/92            100                 100            100
12/31/93            201                 110            128
12/31/94            269                 112            118
12/31/95            301                 153            149
12/31/96            327                 188            173
12/31/97            486                 246            260

graphic location.  The graph assumes an initial investment of $
100 on
December 31, 1992 in the Corporation's common stock and each of the comparative investments with dividends from each of the investments reinvested at year-end in additional shares of the stock at the then current market value.

Employment Contracts
 Under the provisions of employment contracts with Messrs.
Harrison and
 Mendez, in the event of a change in control of the Corporation, Harrison and
 Mendez may elect to terminate services and be compensated at their annual salary for the balance of the term of the contract or for a period of twelve months, whichever is greater. In the event either officer is dismissed for reasons other than cause, as defined, he will be compensated at his annual salary for the balance of the term of the three-year contract, or twelve months, whichever is greater.

                       Retirement Benefits
Prior to 1997, the Corporation and its subsidiaries maintained a non-contributory Defined Benefit Pension Plan (the "Plan"), which was available
   to all employees meeting certain eligibility requirements.

 The Board of Directors amended the Plan, freezing benefit accruals as of
 October 31, 1996, and providing for the termination of the Plan as of November
 30, 1996. This action, which was part of a restructure of the Company's employee benefit program, was intended to simplify retirement benefits through the use of a single defined contribution plan (Employee
Stock
 Ownership and Savings Plan).

 As a result of the Plan freeze and termination, no benefits accrued under this Plan in 1997. Benefit accruals for previous years were designed to provide annual retirement benefits for eligible employees calculated as the sum of: (i) the product of one percent of the employees' highest compensation
 (up to $150,000 for years subject to limitation) in the last ten years; and
 (ii) one-half of one percent of the employees' highest compensation in the last ten years in excess of $7,800 (up to $150,000 for years subject to limitation), with the sum of (i) and (ii) multiplied by years of service up to
 35. The actuarial equivalent of total benefits accrued under this formula through the date of the Plan freeze were distributed to or transferred to other plans, at the direction of the respective employee on February 9, 1998 in settlement of Plan benefits. Distributions on behalf of executive officers named in the Summary Compensation Table were as follows:
Harrison - $62,979;
 Mendez - $54,916; and Buzzo - $100,330.

Employee Stock Ownership Plan
 The individuals listed in the Summary Compensation Table are covered under the
 Company's Employee Stock Ownership And Savings Plan ("ESOP").
Contributions
 to the ESOP portion of the plan are made annually at the discretion of the
 Board of Directors. Allocations of those contributions to participants'
 accounts are made on the basis of relative W-2 compensation (up to $160,000).
 Allocations to the accounts of the individuals named in the Summary
 Compensation Table for the 1997 year were: James L. Harrison,
Sr. - $16,000;
 and John M. Mendez -$16,000; and Buzzo -$12,074.

Savings Plan
 The Plan also provides a 401 (k) Savings feature and matches employee contributions at the rate of 25% up to 6% of compensation.
Matching
 contributions for 1997 for the covered persons listed in the Summary
 Compensation table were as follows: Harrison - $1,086; Mendez -
$1,109; and
 Buzzo - $1,109.

Wrap Plan
 The Corporation maintains a Supplemental Executive Retirement
Plan ("Plan")
 for the purpose of providing deferred compensation which cannot be accumulated under the Basic Plan provisions above because of deferral and covered compensation limitations on tax-qualified pension plan benefits.
The Company
 makes a non-qualified matching credit on employee contributions at the rate of 25% up to 6% of compensation under the 401(k) feature of the basic plan and contributions in lieu of basic plan ESOP contributions for compensation in excess of the $160,000 compensation limit. Contributions under this Plan for
 1997 for the covered persons listed in the Summary Compensation Table were as follows: Harrison - $2,928; Mendez - $2,25 1; and Buzzo - none.

            Ratification of the Selection of Auditors

 Pursuant to the Bylaws of the Corporation, stockholders will be asked to ratify the selection of Deloitte & Touche LLP, Pittsburgh,
Pennsylvania, as
 independent auditors of the Corporation and its subsidiaries for the fiscal year ending December 31, 1998. The firm of Deloitte & Touche as independent auditors has examined the financial statements of the Corporation and its subsidiaries each year since 1985 and has no relationship with the Corporation or its subsidiaries except in its capacity as auditors. In connection with its audit of the Corporation's financial statements for the years ended
 December 31, 1985 through 1997, Deloitte & Touche reviewed the
Corporation's
 annual reports to stockholders and its filings with the Securities and
 Exchange Commission and conducted reviews of quarterly reports to stockholders.

 The Audit Committee of the Board of Directors has recommended to the Board of
 Directors that Deloitte & Touche be appointed as independent auditors for the year ended December 31, 1998. The Board of Directors has made that appointment and recommends that the stockholders ratify the selection of
 Deloitte & Touche as independent auditors for the ensuing year.

 A representative of Deloitte & Touche is not expected to be present at the meeting. However, inquiries or questions of Deloitte & Touche may be directed to Mr. Kenneth A. Liss, Partner, Deloitte & Touche, 2500 One PPG
Place,
 Pittsburgh, PA 15222-5401, (412) 338-7200.

                          Other Matters

 All properly executed proyies received by the Corporation will be voted at the meeting in accordance with the specifications contained thereon.
The Board of
 Directors knows of no other matter which may properly come before the meeting for action. However, if any other matter does properly come before the meeting, the persons named in the proxy materials enclosed will vote in accordance with their judgment upon such matter.

                      Stockholder Proposals

  If any stockholder intends to present a proposal at the 1999
                         Annual Meeting,
    such proposals must be received by the Corporation at its
                       principal executive
offices on or before November 11, 1998.  Otherwise, such proposal will not be
considered for inclusion in the Corporation's Proxy Statement for such
                            meeting.

  You are urged to properly complete, execute and return the enclosed form of proxy.

                                   By Order of the Board of
                                   Directors


                                                      John M.
Mendez


                          March 18,1998

            Proxy for Annual Meeting of Stockholders
         FIRST COMMUNITY BANCSHARES, INC.  1001 MERCER STREET,
         PRINCETON, WEST VIRGINIA
         24740
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS

The undersigned hereby constitutes and appoints Robert L.
Schumacher and
Barbara J. Buchanan, or either of them, attorney and proxy with full power of substitution, to represent the undersigned at the Annual Meeting of the
Stockholders of First Community Bancshares, Inc. (the "Corporation') to be held on Tuesday, April 14, 1998, at the Princeton Elks Lodge, Old Bluefield-Princton Road, Princeton, West Virginia, at 3:00 P.M., local time, and any adjournments thereof, with all power then possessed by the undersigned, and to vote, at that meeting or any adjournment thereof, all shares which the undersigned would be entitled to vote if personally present.

I. FOR [  ]the election of 4 directors - Class of 2001  WITHHOLD
AUTHORITY [  ]

       Allen T. Hamner John M. Mendez You may withhold authority to vote for any nominee by lining

       B.W. Harvey          Harold Wood                through or
       otherwise striking

       out his name.

2. To ratify the selection of the firm Deloitte & Touche LLP, Pittsburgh,
Pennsylvania, as independent auditors for the Corporation for the fiscal year
ending December 31, 1998.

   FOR [  ]              AGAINST [  ]            ABSTAIN [  ]

3. To vote upon such other business as may properly come before this meeting.

                                 CONTINUED ON REVERSE

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF
AUTHORITY IS
NOT WITHHELD OR IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE
VOTED FOR
ITEMS I AND 2 ABOVE.

Dated:                                  1998
                                               Signature of
                                               Stockholder


                                               Signature of
                                               Stockholder

                                    [  ] Please check if you plan
                                   to attend the
                                    Stockholders' Meeting on
                                   April 14, 1998


                                   Please sign your name(s)
                                   exactly as shown imprinted
                                   hereon. If more than one name
                                   appears as part of
                                   registration name, all names
                                   must sign.  If acting in
                                   executor, trustee or other
                                   fiduciary capacity, please
                                   sign as such.